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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Apple Computer, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated October 14, 1996, with respect to the consolidated financial statements and schedule of Apple Computer, Inc. as of September 27, 1996, and for the two years then ended included in its Annual Report (Form 10-K) for the year ended September 26, 1997, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

San Jose, California
December 4, 1997